Exhibit 10.19

Short-Term Lease Agreement

THIS SHORT TERM LEASE AGREEMENT (“Lease Agreement”) is made this 26 day of April, 2016, by and between DURHAM KTP TECH 7, LLC, a Delaware limited liability company, whose address is c/o Longfellow Real Estate Partners, 260 Franklin Street, Suite 1520, Boston, MA 02141, Attention: Asset Management (“Landlord”), and BRAEBURN PHARMACEUTICALS, INC., a Delaware corporation, whose address is 47 Hulfish Street, Suite 441, Princeton, NJ 08542 (“Tenant”).

RECITALS

WHEREAS, Landlord is the owner of the Building located at 627 Davis Dr., Morrisville, NC 27560 (the “Building”), and pursuant to that certain lease dated December 31, 2015 between Landlord and Tenant (the “Long-Term Lease”), Tenant currently leases 33,940 rentable square feet of space in the Building.

WHEREAS, Landlord desires to rent Premises, as defined below, in the Building to Tenant on a temporary basis and Tenant desires to rent Premises in the Building from Landlord on a temporary basis.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree as follows:

1.             Demise. Landlord does hereby lease to Tenant and Tenant hereby rents from Landlord the portion of the Building described as a portion of Suite 100 containing approximately 5,799 rentable square feet of space (the “Premises”), which is more particularly described on Exhibit A attached hereto and made a part hereof by this reference. Landlord makes no warranties or representations that the Premises are suitable for the use contemplated by this Lease Agreement. Tenant has inspected the Premises and shall take the Premises “as is.” Landlord shall not be required to perform any work or make any improvements or repairs with respect to the Premises. Tenant acknowledges that the Premises is not demised from the adjoining space. Tenant shall install individual locks on the doors to the offices in the Premises in order to safe-guard Tenant’s information. Tenant shall demise the Premises from the adjoining space in accordance with plans approved by Landlord.

2.             Term. The term of this Lease Agreement is for a period of eight (8) months (the “Lease Term”) commencing on the earlier of, (i) when Tenant occupies the Premises for business or (ii) thirty (30) days after the date Landlord delivers the Premises to Tenant and ending eight (8) months thereafter. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the Premises to the Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease Agreement or the obligations of the Tenant hereunder or extend the Term hereof, but in such case, Tenant shall not be obligated to pay rent until

1

possession of the Premises is tendered to Tenant. Either party may terminate this Lease Agreement with forty-five (45) days advance written notice to the other party.

3.             Use. Tenant covenants and agrees that the Premises shall be used as general office and that the Premises will not be used or occupied for any unlawful purpose. Tenant shall be solely responsible for safe-guarding any items it places in the Premises and Landlord shall have no responsibility for providing protection, security, secure spaces or any other service except as expressly provided in this Lease Agreement. Landlord covenants that Tenant, on paying Rent and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.

4.             Rent. Tenant shall pay for the use and occupancy of the Premises a monthly rental sum of $2,657.88 (“Rent”) (which is an annual rate of $5.50 per square rentable foot) for the Lease Term, with the first month payable upon execution of this Lease Agreement and with any partial months pro-rated. Such payment includes payment for electric, gas and water service to the Premises, but does not include janitorial service which Tenant will provide at its own cost as noted below.

If Tenant remains in the Premises past the end of the Lease Term it shall be deemed in a holdover status on an at will basis and Tenant shall pay monthly rent at a rate of one hundred fifty percent (150%) of the current Rent, beginning on the first day of such holdover period with a full month payment due in advance and each subsequent month due before the start of the next month. Such at will tenancy shall be subject to every other applicable term, covenant and agreement contained herein. If Tenant remains in the Premises past the end of the Lease Term, Tenant shall also indemnify Landlord (i) against all claims for damages that any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination or expiration of this Lease asserts by reason of such holding over, and (ii) for all other losses, costs and expenses, including reasonable attorneys’ fees, incurred by reason of such holding over.

5.             Repairs and Maintenance. Tenant hereby covenants and agrees at its sole expense (i) to keep and maintain the Premises in good order, repair and condition throughout the Lease Term including janitorial service; and (ii) to promptly and adequately repair all damage to the Premises caused by Tenant and any of its employees, contractors or agents; and (iii) to comply with any federal, state and municipal law, orders, rules, ordinances and regulations applicable and governing and the Premises now or which may hereafter be in force. Landlord shall keep the structure of the Building and the common areas of the Building in good order, repair and condition throughout the Lease Term and comply with any federal, state and municipal law, orders, rules, ordinances and regulations applicable and governing and the Building or the Project now or which may hereafter be in force. Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall within the Premises provide electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures installed by Tenant within the Premises.

6.             Insurance. With respect to the Premises, Tenant and Landlord shall each maintain all applicable insurance coverage required under the Long-Term Lease.

7.             Indemnification.       a.       Except for loss or damage due to the gross negligence or willful acts of any Landlord Parties (as defined herein),Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) during the Lease Term, or any period of Tenant’s occupancy of the Premises prior to the commencement or after the expiration of the Lease Term, incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project (as defined in the Long-Term Lease) or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of the Landlord Parties or any of them or Landlord’s breach of this Lease Agreement. The provisions of this Section 7a shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

b.             Landlord shall indemnify, defend and save Tenant and its lenders, partners, subpartners, and their respective officers, agents, servants, employees, and independent contractors harmless against any and all actual and direct claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees (except to the extent Landlord or its insurer shall conduct a defense), but excluding any consequential, punitive or exemplary damages of any nature whatsoever), arising out of injury to Tenant or Tenant’s officers, agents, servants, employees, invitees or independent contractors (including death) or Tenant’s tangible property occurring as a direct result of Landlord’s acts or gross negligence in its operation of the Building Common Areas (as defined in the Long-Term Lease).

8.             OFAC. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Agreement is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, SO U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Agreement and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

9.             Condition at Surrender. Upon the termination of this Lease Agreement, Tenant shall (i) remove all personalty and leave the Premises clean and in substantially the same condition as it was delivered to Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted; (ii) remove all demising walls that Tenant has installed in the Premises; and (ii) provide to Landlord all keys and other property of Landlord relating to the Premises.

10.          Parking. In addition to its parking rights under the Long-Term Lease, Tenant shall have the right, without the payment of any parking charge or fee, during the Lease Term to use four (4) unreserved parking spaces per 1000 square feet of rentable space in the Premises in the parking facility or facilities which serve the Project.

11.          Notice. Any notice which either party hereto may desire or be required to give to the other shall be deemed to be adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to U.S. mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier. All notices shall be addressed to Landlord or Tenant at the addresses listed on the first page of this Lease Agreement or to such other place as any party may be notice in writing to the other parties designate as a place for service of notice.

12.          Miscellaneous.

a.              This Lease Agreement may not be encumbered, assigned, or transferred by Tenant, nor may Tenant allow the Premises (or any part thereof) to be occupied by any other entity or person other than Tenant and Tenant’s employees.

b.              This Lease Agreement shall not be deemed effective until both Landlord and Tenant shall have executed this Lease Agreement and duplicate originals thereof shall have been delivered to the respective parties thereto. This Lease Agreement may not be amended without the prior written consent of Landlord and Tenant.

c.               This Lease Agreement shall be construed without regard to any presumption or other rule required construction against the party drafting a document. It shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof and supercedes all prior agreements, written or oral, inconsistent herewith.

d.              This Lease Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Lease Agreement by signing any such counterpart. A PDF or facsimile copy shall be enforceable as an original would be.

e.               Each individual and entity represents and warrants that he, she or it has the capacity set forth in the signature pages of this Lease Agreement with full power and authority to bind the party on whose behalf he, she or it is executing this Lease Agreement to the terms hereof.

f.                This Lease Agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by the laws of the state in which the Premises are located.

g.               If any term or provision of this Lease Agreement is declared invalid or unenforceable, the remainder of this Lease Agreement shall not be affected by such determination and shall continue to be valid and enforceable.

h.              Landlord and its authorized agents shall have free access to the Premises at any and all reasonable times and upon not less than one (1) day’s prior written (which may be by email) notice to Tenant (except in the case of an emergency) to inspect the same and for the purposes pertaining to the rights of Landlord.

i.                  Tenant agrees to comply with all rules and regulations promulgated by Landlord concerning the use and enjoyment of the Premises, provided that such rules and regulations shall be the same rules and regulations promulgated by Landlord under the Long-Term Lease.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement as of the day and year first above written.

LANDLORD:			TENANT:

Durham KTP Tech 7, LLC,			Braeburn Pharmaceuticals, Inc.,
a Delaware limited liability company			a Delaware corporation

By:	/s/ Jamison N. Peschel		By:	/s/ Marshall H. Woodworth
	Name:	Jamison N. Peschel		Name:	Marshall H. Woodworth
	Its:	Authorized Signatory		Its:	CFO

EXHIBIT A

First Amendment to Short-Term Lease Agreement

THIS FIRST AMENDMENT TO SHORT TERM LEASE AGREEMENT (“First Amendment”) is made this 27th day of September, 2016, by and between DURHAM KTP TECH 7, LLC, a Delaware limited liability company, whose address is c/o Longfellow Real Estate Partners, 260 Franklin Street, Suite 1520, Boston, MA 02141, Attention: Asset Management (“Landlord”), and BRAEBURN PHARMACEUTICALS, INC., a Delaware corporation, whose address is 47 Huffish Street, Suite 441, Princeton, NJ 08542 (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain undated Short Term Lease for the short term lease of approximately 5,799 rentable square feet (the “Short-Term Premises”) in that certain office building known as “Keystone Tech 7” (the “Building”) located at 627 Davis Drive, Morrisville, North Carolina 27560 (the “Short Term Lease”). Tenant also leases 33,940 rentable square feet of space in the Building pursuant to a certain long-term lease dated December 31, 2015 between Landlord and Tenant (the “Long-Term Lease”).

WHEREAS, Landlord and Tenant now desire to enter into this First Amendment for the purpose of expanding the Short-Term Premises and amending certain terms and provisions of the Short-Term Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree as follows:

1.             Commencement Date of Short Term Lease. Landlord and Tenant hereby confirm that the Lease Term (as defined in the Short Term Lease) commenced May 1, 2016.

2.             Expansion. Effective as of the First Expansion Commencement Date, as defined below, the Short-Term Premises shall be expanded to include an additional 12,355 rentable square feet of space in the Building (the “First Expansion Space”). Following the First Expansion Commencement Date the “Premises” under the Short-Term Lease shall be redefined to be a total of 18,154 rentable square feet (the “Revised Short-Term Premises”) as shown on Exhibit A attached hereto. Accordingly, as of the First Expansion Commencement Date, wherever reference is made in the Short-Term Lease to the Premises it shall be deemed to mean the Revised Short-Term Premises. Landlord shall deliver the First Expansion Space to Tenant in an “as-is, where-is” condition after the completion of a wall to demise the First Expansion Space from other space in the Building. The “First Expansion Commencement Date” shall be deemed to be the earlier of: (a) the date Tenant, or any person occupying any portion of the First Expansion Space, commences business operations from the First Expansion Space; or (b) the first (1st) business day following the date of Landlord’s delivery of the First Expansion Space to Tenant.

1

3.             Term; Expansion Right. The Short Term Lease is hereby amended so that upon the expiration date of the Lease Term (as defined in the Short Term Lease) the Lease Term shall automatically become a month-to-month tenancy. Either party may terminate the Lease Term of the Short Term Lease at any time, either prior to the current expiration date or during the month-to-month period, upon forty-five (45) days advance written notice to the other party. Such forty-five (45) day advance notice shall even be required if either party wishes to terminate the Lease Term on its current scheduled expiration date prior to the Lease Term converting into a month to month term.

Landlord and Tenant hereby agree that, notwithstanding anything in the Long-Term Lease to the contrary, the Expansion Right (as defined in the Long-Term Lease) commences September 27, 2016 and expires September 26, 2017.

4.             Rent. On the First Expansion Commencement Date Rent for the use and occupancy of the Premises shall be increased to a monthly rental sum of $8,320,58 (“Rent”) (which is an annual rate of $5.50 per rentable square rentable foot of the new rentable square footage of the Premises) for the remainder of the Lease Term.

The parties acknowledge that the First Expansion Space is part of the “First Offer Space” as defined under the Long-Term Lease. Tenant has informed Landlord that it intends to exercise its “Expansion Right” under the Long-Term Lease for the space covered by the First Expansion Space. If Tenant exercises the Expansion Right for the First Expansion Space in accordance with the terms of the Long-Term Lease before the end of the Lease Term of the Short-Term Lease, then after the Expansion Right takes effect, so long as Tenant is not in default under the Short-Term Lease or Long-Term Lease beyond applicable notice and cure periods, Tenant shall receive a rent credit under the Long-Term Lease in the amount of $5,662.71 for each month that Tenant paid Rent for the First Expansion Space between the First Expansion Commencement Date and the date the Expansion Right takes effect with any partial months pro-rated (the “Rent Credit”). The Rent Credit represents the portion of Rent due under this First Amendment for the lease of the First Expansion Space to effectively provide Tenant with free rent on the First Expansion Space if Tenant exercises the Expansion Right for such space and in no event shall the Rent Credit exceed the actual amount of Rent applicable to the lease of the First Expansion Space.

5.             Access. Notwithstanding anything else contained in the Lease and in addition to any rights under Section 12(h) of the Short Term Lease, Landlord reserves the right at all reasonable times and upon not less than one (1) day’s prior written (which may be by email) notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Tenant shall cooperate with Landlord during any period of access including during access to show the Premises to prospective tenants.

6.             OFAC. Tenant represents and wan-ants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the First Amendment is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the First Amendment and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

7.             Miscellaneous.

a.             This First Amendment may not be encumbered, assigned, or transferred by Tenant, nor may Tenant allow the Short-Term Premises (or any part thereof) to be occupied by any other entity or person other than Tenant and Tenant’s employees.

b.             This First Amendment shall not be deemed effective until both Landlord and Tenant shall have executed this First Amendment and duplicate originals thereof shall have been delivered to the respective parties thereto. This First Amendment may not be amended without the prior written consent of Landlord and Tenant.

c.             This First Amendment shall be construed without regard to any presumption or other rule required construction against the party drafting a document. It shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof and supercedes all prior agreements, written or oral, inconsistent herewith.

d.             This First Amendment may be executed in counterparts, all of winch taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this First Amendment by signing any such counterpart. A PDF or facsimile copy shall be enforceable as an original would be.

e.             Each individual and entity represents and warrants that he, she or it has the capacity set forth in the signature pages of this First Amendment with full power and authority to bind the party on whose behalf he, she or it is executing this First Amendment to the terms hereof.

f.             This First Amendment shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by the laws of the state in which the Premises are located.

g.             If any term or provision of this First Amendment is declared invalid or unenforceable, the remainder of this First Amendment shall not be affected by such determination and shall continue to be valid and enforceable.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

LANDLORD:			TENANT:

Durham KTP Tech 7, LLC,			Braeburn Pharmaceuticals, Inc.,
a Delaware limited liability company			a Delaware corporation

By:	/s/ Adam B. Sichol		By:	/s/ Behshad Sheldon
	Name:	Adam B. Sichol		Name:	Behshad Sheldon
	Its:	Authorized Signatory		Its:	President and CEO

EXHIBIT A

The Premises